UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or Obligation Under an Off-balance Sale Arrangement of a Registrant.

On November 15, 2021, the Loan and Security Agreement (the :Loan Agreement”) dated April 14, 2021, as amended, by and among Xcel Brands, Inc. (Xcel”), as Borrower, and its wholly-owned subsidiaries, IM Brands, LLC, JR Licensing, LLC, H Licensing, LLC, C Wonder Licensing, LLC, Xcel Design Group, LLC, Judith Ripka Fine Jewelry, LLC, H Heritage Licensing, LLC, Xcel-CT MFG, LLC  and Gold Licensing, LLC, as Guarantors (each a “Guarantor” and collectively, the “Guarantors”), with the financial institutions party thereto as lenders (the “Lenders”), Bank Hapoalim, B.M., as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”), and FEAC AGENT, LLC (“FEAC”), as co-collateral agent was further amended pursuant to Amendment No. 2 to Loan and Security Agreement (the “Amendment” and, the Loan Agreement as amended by the Amendment, the “Amended Loan Agreement”) among Xcel, the Guarantors, the Lenders, the Administrative Agent and FEAC.  Pursuant to the Amendment, the financial covenant schedule was amended as follows:

1.Minimum EBITDA.  EBITDA of Borrower and the Included Subsidiaries on a consolidated basis shall not be less than the amounts set forth below at the end of the applicable fiscal period set forth below:

Fiscal Period	Minimum EBITDA
April 1, 2021 to September 30, 2021	$2,200,000
April 1, 2021 to December 31, 2021	$3,426,000
For the trailing twelve month period ending March 31, 2022	$4,515,000
For the trailing twelve month period ending June 30, 2022	$5,146,000
For the trailing twelve month periods ending September 30, 2022	$6,500,000
For the trailing twelve month periods ending December 31, 2022, March 31, 2023, June 30, 2023 and September 30, 2023	$7,000,000
For the trailing twelve month periods ending December 31, 2023, March 31, 2024, June 30, 2024, September 30, 2024, December 31, 2024 and March 31, 2025	$7,500,000

2.Minimum Liquid Assets.  Liquid Assets of Borrower and the Included Subsidiaries on a consolidated basis shall be at least $4,000,000 at all times.

3.Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio of Borrower and the Included Subsidiaries on a consolidated basis for (a) the nine month period ending on December 31, 2021 shall not be less than 1.00 to 1.00, (b) the twelve Fiscal Month period ending March 31, 2022 shall not be less than 1.00 to 1.00 and (c) the twelve Fiscal Month period ending at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 2022 shall not be less than 1.25 to 1.00.

4.Maximum Leverage Ratio.  The Leverage Ratio of Borrower and the Included Subsidiaries on a consolidated basis for (a) the twelve Fiscal Month period ending at the end of each Fiscal Quarter shall not exceed (a) 6.75 to 1.00 for the Fiscal Quarter ending December 31, 2021, (b) 5.30 to 1.00 for each Fiscal Quarter ending March 31, 2022 and (c) 4.00 to 1.00 for each Fiscal Quarter ending on and after June 30, 2022.

5.Loan To Value Ratio.  At no time shall the Loan to Value Ratio exceed 50%.

Item 2.02	Results of Operations and Financial Conditions

On November 15, 2021, the Registrant issued a press release announcing its financial results for the three and nine months ended September 30, 2021. As noted in the press release, the Registrant has provided certain non-U.S. generally accepted accounting principles (“GAAP”) financial measures, the reasons it provided such measures and a reconciliation of the non-U.S. GAAP measures to U.S. GAAP measures. Readers should consider non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. A copy of the Registrant’s press release is being furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amendment No. 3 to Loan and Security Agreement, dated November 15, 2021

99.1	Press Release of Xcel Brands, Inc. dated November 15, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date: November 17, 2021